Exhibit 99.1

xG Technology Announces $16 Million Binding Agreement to Acquire
Vislink Communication Systems

Sarasota, Florida—October 20, 2016—xG Technology, Inc. (“xG” or “the Company”) (Nasdaq: XGTI, XGTIW), a leader in providing critical wireless communications for use in challenging operating environments, announced today that it has entered into a binding agreement to acquire the assets of the Vislink Communication Systems (“Vislink”) division from Hungerford, United Kingdom-based Vislink, Plc. The purchase is expected to close by year-end 2016. xG had previously entered into a letter of intent (“LOI”) with Vislink Plc, and is now pleased to announce its binding agreement to acquire Vislink.

Vislink Communication Systems, which has a present year sales run rate that is expected to be between $45M-$50M, specializes in the wireless capture, delivery and management of secure, high-quality, live video from the field to the point of usage, or “from scene to screen.” Vislink delivers global solutions comprising hardware and related services to two core markets: broadcast & media and public safety & surveillance. In the broadcast & media market, Vislink provides broadcast communication links for the collection of live news, sport and entertainment events. In the public safety and surveillance markets, Vislink provides secure video communications and mission-critical solutions for law enforcement, defense and homeland security applications.

Roger Branton, CFO and Co-founder of xG Technology, said, “We believe that Vislink chose to sell the division to a purchaser that would operate the business as a going concern, versus financial acquirers. We further believe that the combined business will create a market leader in video technology providing scale and global reach. Considering the inherent synergies with our business unit Integrated Microwave Technologies, we believe the fair value of the ongoing business and assets far exceeds the purchase price.”

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

About xG Technology, Inc.

Founded in 2002, xG Technology has created a broad portfolio of intellectual property that enables always-available, always-connected and always-secure voice, broadband data and video communications. The company is the developer of xMax, a patented all-IP software-defined cognitive radio network that delivers mission-assured wireless connectivity in any RF environment. xMax provides a solution to the challenges of interoperability, survivability and flexibility in expeditionary and critical communications networks. xMax can be deployed as fixed or mobile infrastructure to enhance and integrate seamlessly with legacy communications systems, both private and commercial. Access and priority can be controlled, and in the event of congestion, failure or denial of access to commercial networks, xMax provides a fully secure, scalable, private and highly resilient network for essential communications – all at zero bandwidth cost.

xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). These and other technologies make xMax ideal for wide area, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xG offers solutions for numerous industries worldwide, including military, emergency response and public safety, telemedicine, urban and rural wireless broadband, utilities, and critical infrastructure.

xG's Integrated Microwave Technologies (IMT) business unit further supports xG's military and public safety customers with its mission-critical wireless video solutions. IMT is a leader in advanced digital microwave systems and a provider of engineering, integration, installation and commissioning services serving the MAG (Military, Aerospace & Government), broadcast, and sports & entertainment markets. IMT’s product lines include digital broadcast microwave video systems and compact microwave video equipment for licensed and license-free applications. More information on IMT can be found at www.imt-solutions.com.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com

For More Information:

Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035